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                                                                    EXHIBIT 21.1



                              LIST OF SUBSIDIARIES

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                                                                        STATE OF
                                                                     INCORPORATION
                                                                      -------------
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- FUDDRUCKERS, INC. (100% equity interest)                              Texas
    - ATLANTIC RESTAURANT VENTURES, INC. (63% equity interest)          Virginia
         - ARVI-Rockville, Inc. (100% equity interest)                  Maryland
         - ARVI-Pikesville, Inc. (100% equity interest)                 Maryland
    - FUDDRUCKERS EUROPE, INC. (95.5% equity interest)                  Texas

- CHAMPPS ENTERTAINMENT, INC. (100% equity interest)                    Minnesota
    - CHAMPPS AMERICANA, INC. (formerly Champps Entertainment
      of Wayzata, Inc.) (100% equity interest)                          Minnesota
    - CHAMPPS ENTERTAINMENT of Edison, Inc. (100% equity interest)      New Jersey
    - CHAMPPS ENTERTAINMENT of Texas, Inc. (100% equity interest)       Texas

- CASUAL DINING VENTURES, INC. (100% equity interest)                   Delaware
    - AMERICANA DINING CORP. (100% equity interest)                     Delaware
    - La Salsa Holding Co. (16.7% equity interest)                      Delaware

- SPECIALTY CONCEPTS, INC. (100% equity interest)                       Delaware

- FRENCH QUARTER COFFEE COMPANY (100% equity interest)                  Delaware

- THE GREAT BAGEL AND COFFEE COMPANY (100% equity interest)             Delaware

- PULSEBACK CORPORATION (50% equity interest)                           Vermont

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